UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2009

THE DOW CHEMICAL COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 Commission File Number	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip code)

(989) 636-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 8, 2008, The Dow Chemical Company (the “Company”), as borrower, entered into a Term Loan Agreement (the “Original Agreement”) with the lenders party thereto and Citibank, N.A., as administrative agent for the lenders, in order to partially finance the acquisition by the Company (the “Acquisition”) of Rohm and Haas Company (the “Target”), to retire certain debt of the Target and to pay related costs and expenses.  On March 5, 2009, the parties to the Original Agreement entered into a First Amendment to Term Loan Agreement (the “First Amendment”) in order to amend the Original Agreement (as so amended, the “Loan Agreement”).

Under the Loan Agreement, the lenders have committed to lend to the Company an aggregate principal amount that will not exceed the sum of each of their commitments, the total amount of which was reduced by $500,000,000 to $12,500,000,000 pursuant to the First Amendment, in a single term borrowing on the date of the closing of the Acquisition.  The Loan Agreement will mature on the earlier of (a) the first anniversary of the closing date and (b) April 14, 2010; provided, however, that the original maturity date of the Loan Agreement may be extended to the date occurring one year following the original maturity date, at the option of the Company, subject to the satisfaction of certain conditions precedent, including (i) the absence, since December 31, 2008, of a material adverse change in the financial position or operations of the Company and its consolidated subsidiaries, considered as a whole (except for the Acquisition and the financing thereof and except for any changes disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; provided that any changes or developments relating to matters so disclosed (and the effects thereof) that arise after December 31, 2008 may be taken into account in determining whether a material adverse change has occurred), (ii) compliance with the total leverage ratio covenant described below as of the original maturity date, if such covenant is applicable on such date, (iii) the reduction of the aggregate principal amount of the loans under the Loan Agreement to $8,000,000,000 or less, and (iv) the payment of an extension fee equal to 2% of the aggregate principal amount of the outstanding loans after giving effect to the extension.

The Loan Agreement permits loans bearing interest at a rate per annum equal to either the prime rate or LIBOR plus, in each case, a margin that varies based on the Company’s credit rating (the “Applicable Margin”); provided, however, that if the original maturity date of the Loan Agreement is extended as described in the preceding paragraph, then the Applicable Margin shall increase, as set forth in the Loan Agreement, on the date of extension, on the 90th day following such date and on each successive 90th day thereafter.

The Company has agreed to pay to the lenders a structuring fee equal to 1.25% of the aggregate amount of the lenders’ commitments.  Additionally, under the Loan Agreement, the Company is obligated from time to time to pay certain duration fees to the lenders, as set forth in the Loan Agreement.  Higher rates will apply to certain of these fees (i) unless, on or prior to the 90th day following the date of the closing of the Acquisition, the Company consummates one or more sales of certain equity interests or equity-linked securities for which it receives aggregate gross cash proceeds of at least $1,500,000,000 (calculated, in the case of equity-linked securities, based on the amount of “equity credit” accorded thereto by certain rating agencies) (a “New Equity Issuance”) or (ii) if a New Equity Issuance does occur on or prior to such 90th day following the date of the closing of the Acquisition, but the outstanding indebtedness under the Loan Agreement has not been reduced to the extent specified under the Loan Agreement.

The Loan Agreement contains provisions relating to mandatory prepayment and reduction of commitments of the loans in certain circumstances, such as receipt by the Company or any of its consolidated subsidiaries of proceeds from any sale of assets the proceeds of which exceed $50 million, incurrence of indebtedness for borrowed money (other than (i) commercial paper issued by the Company in the normal course of business and consistent with past practice, (ii) refinancings, renewals, replacements or refundings of indebtedness whether outstanding on the date of the effective date of the Original Agreement or thereafter, (iii) any indebtedness incurred to finance the day-to-day operations of the Company and its subsidiaries in the normal course of business and any indebtedness incurred to finance loans to, or other investments in, joint ventures of the Company and its subsidiaries, and (iv) certain other indebtedness) the proceeds of which exceed $50 million, any sale or issuance of certain equity interests or equity-linked securities, or any litigation, arbitration, settlement or other dispute resolution related to the proposed K-Dow joint venture transaction, in each case subject to agreed exceptions.

Subject to certain conditions, the Company may at its option prepay in whole or in part the principal amount of the loans together with accrued interest.

The Loan Agreement contains affirmative and restrictive covenants, including: (a) periodic financial reporting requirements, (b) limitations on liens, (c) the requirement that the ratio of the Company’s consolidated indebtedness (as defined in the Loan Agreement) to its consolidated capitalization (as defined in the Loan Agreement) not be greater than 0.65 to 1.00, (d) limitations on sale and lease-back transactions, (e) limitations on consolidations, mergers and sales of assets and (f) a requirement to provide guarantees from any subsidiary that guarantees certain other indebtedness of the Company.  In addition, the Company has agreed to use the proceeds of the loans solely to (i) finance the acquisition of the Target, (ii) repay indebtedness of the Target and its subsidiaries that the Company elects to repay on the closing date and (iii) finance related transaction costs.  Furthermore, if and when both of the Company’s credit ratings from Moody’s and S&P fall below certain levels or no credit rating is available (or, if the New Equity Issuance does not occur on or prior to the 90th day following the date of the closing of the Acquisition, if either of the Company’s credit ratings from Moody’s or S&P falls below certain levels or no credit rating is available), the Company will not permit the total leverage ratio (as defined in the Loan Agreement) to be greater than certain levels (initially 5.75 to 1.00 and progressively declining to 4.25 to 1.00 at September 30, 2010 and thereafter).  The Loan Agreement contains customary events of default.

Under the Loan Agreement, the Company has agreed that unless the Company’s credit rating from Moody’s is Baa3 or higher (with at least a stable outlook) and the Company’s credit rating from S&P is BBB- or higher (with at least a stable outlook), then upon notice by the administrative agent at any time and from time to time following the 60th day after the day the loans are extended beyond their original maturity date, the Company will offer and, if certain investment banks are able to place the securities referred to below, issue and sell, prior to the 30th day after such notice (subject to extension by an additional 15 days for blackout periods and other events), such aggregate principal amount of debt securities as will generate gross proceeds sufficient to refinance (in whole or in part, as determined by the administrative agent) all outstanding loans under the Loan Agreement, subject to a maximum interest rate and certain other conditions.  So long as the Company complies with the request to offer such securities, failure of the investment banks to place and sell such securities shall not constitute a default under the Loan Agreement.  If the Company fails to offer such securities as described above, such failure would constitute a default under the Loan Agreement and result in an increase in the interest rate payable thereunder.

The foregoing summary of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Original Agreement, which was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated September 8, 2008, and the full text of the First Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

On March 5, 2009, the Company also entered into a Securities Issuance Letter (the “Securities Issuance Letter”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc. (the “Arrangers”), pursuant to which the Company confirmed that, subject to the effectiveness of the First Amendment, the closing of the Acquisition, compliance with all applicable laws and regulations, and other customary conditions precedent, the Company was committed to issuing up to $3 billion of debt prior to or within 90 calendar days after the closing of the Acquisition (subject to extension under certain circumstances), so long as (a) the yield on such debt is no higher than a rate separately agreed between the Company and the Arrangers, (b) such debt is unsecured and not guaranteed by any subsidiaries of the Company, and (c) unless otherwise agreed by the Company, such debt does not contain covenants, defaults or other provisions materially adverse to the Company other than those contained in the Company’s 5.7% Senior Notes due 2018 and a ratings-based interest adjustment.  The Securities Issuance Letter provides that the inability or other failure by the Company to issue or offer to issue such debt shall not constitute a default under the Loan Agreement or other agreements of the Company.

The Securities Issuance Letter is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 5, 2009, the Company entered into the First Amendment (the “First Amendment”) to the Term Loan Agreement (the “Original Agreement” and together with the First Amendment, the “Loan Agreement”) with the lenders party thereto and Citibank, N.A., as administrative agent for the lenders.

Additional information included in Item 1.01 above regarding the Loan Agreement is incorporated by reference into this Item 2.03, and the foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Original Agreement filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated September 8, 2008, and the full text of the First Amendment attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to the Term Loan Agreement, dated as of March 4, 2009

10.2	Securities Issuance Letter, dated as of March 4, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 6, 2009

The Dow Chemical Company

By:	/s/ CHARLES J. KALIL
	Name:	Charles J. Kalil
	Title:	Executive Vice President,
Corporate Secretary and General Counsel